UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2025

Petros Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39752 (Commission File Number)	85-1410058 (I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036
(Address of principal executive offices) (Zip code)

(973) 242-0005
(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously disclosed, Metuchen Pharmaceuticals LLC (“Metuchen”), a wholly owned subsidiary of Petros Pharmaceuticals, Inc. (the “Company”), and Vivus, Inc. (“Vivus”) entered into that certain termination agreement, dated as of March 31, 2025, pursuant to which, the parties mutually agreed to terminate that certain License Agreement, dated as of September 30, 2016 (the “Vivus License Agreement”) by and between Metuchen and Vivus, pursuant to which the Company was entitled to purchase and receive the license for the commercialization and exploitation of Stendra® avanafil, effective as of March 31, 2025 (the “Vivus Termination Agreement”), subject to the survival of certain provisions as set forth therein. As a result of the Vivus Termination Agreement, Metuchen no longer has any right in or to Vivus Technology (as defined in the Vivus License Agreement) in the United States of America and its territories and possessions, including Puerto Rico and U.S. military bases abroad, Canada, South America and India (the “Licensed Territory”) and Metuchen agreed to immediately cease the development, manufacturing and commercialization of the Company’s Stendra® product in the Licensed Territory. Metuchen further agreed to assign any trademarks incorporating the mark “Stendra®” to Vivus, subject to certain exceptions as set forth therein. In furtherance of the Foreclosure Notice, and pursuant to the Termination Agreement, Metuchen agreed to transfer all completed inventory of Stendra® and all substantially manufactured inventory of Stendra® on hand to Vivus at Metuchen’s sole expense within 30 days of the date of the Vivus Termination Agreement.

Additionally, as previously disclosed, on March 31, 2025, the board of directors (the “Board”) of the Company determined and approved that it is advisable and in the best interests of the Company and the Company’s stockholders to effect assignment of all of the business, assets, properties, contractual rights, goodwill, going concern value, rights and claims (“Assets”) of Metuchen, including Metuchen’s wholly-owned subsidiaries, Timm Medical Technologies, Inc. (“Timm Medical”) and Pos-T-Vac, LLC (“PTV” and, together with Metuchen and Timm Medical, the “Subsidiaries”) and each of their respective Assets, for the benefit of creditors (collectively, the “ABC Assets”).

In accordance with California state law, on June 16, 2025, the Company assigned (the “Assignment”) all of its right, title, interest in, and custody and control of each Subsidiary’s property to a special purpose vehicle that is managed by a third-party fiduciary (the “Assignee”) such that, as of June 16, 2025, the Assignee succeeded to all of each Subsidiary’s right, title and interest in and to the respective ABC Assets. Upon the completion of the Assignment, the Assignee obtained sole control over the ABC Assets and each Subsidiary no longer operates its business or controls the liquidation or distribution of its assets or the resolution of claims. The Assignment is a judicial insolvency procedure, which was commenced by each Subsidiary entering a contractual assignment for the benefit of creditors on June 16, 2025, that effectuates the assignment, grant, conveyance, transfer, and setting over to the Assignee, in trust, of all of the ABC Assets.

As a result, effective beginning in its Quarterly Report on Form 10-Q for the quarter ending March 31, 2025, the Company classified the Subsidiaries’ operations as discontinued operations in its condensed consolidated statements of operations. In addition, effective beginning in its Quarterly Report on Form 10-Q for the quarter ending June 30, 2025, the Company expects to deconsolidate the assets, including the ABC Assets, liabilities and equity of each Subsidiary (the “Deconsolidation”) from its consolidated balance sheet.

The unaudited pro forma consolidated balance sheet of the Company as of March 31, 2025, attached hereto as Exhibit 99.91 to this Current Report on Form 8-K, is presented as if (i) the Assignment, including the Deconsolidation, (ii) the exercise of certain Series B Warrants issued in the Company’s public offering of securities that closed on February 19, 2025, (iii) certain redemptions of the Company’s Series A Convertible Preferred Stock and (iii) the Vivus Termination Agreement, in each case, had occurred as of March 31, 2025. The resulting pro forma balance sheet reflects pro forma stockholders’ equity of approximately $8.0 million as of March 31, 2025. The unaudited pro forma condensed consolidated financial information has been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized after giving effect to the Assignment.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Unaudited Pro Forma Financial Information of Petros Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROS PHARMACEUTICALS, INC.

Date: June 20, 2025	By:	/s/ Fady Boctor
Name: Fady Boctor
Title: President and Chief Commercial Officer